Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated February 7, 2019 (except for the effects of realignment of the Company’s segments described in Note 2 to the financial statements, as to which the date is November 8, 2019) with respect to the consolidated financial statements included in the Current Report of ION Geophysical Corporation on Form 8-K dated November 8, 2019. We have also issued our report dated February 7, 2019 with respect to the internal control over financial reporting included in the Annual Report of ION Geophysical Corporation on Form 10-K for the year ended December 31, 2018. We consent to the incorporation by reference of said reports in the following Registration Statements of ION Geophysical Corporation:

1.	Registration Statement (Form S-8 No. 333-60950) pertaining to the Input/Output, Inc. Non‑Employee Directors’ Retainer Plan,

2.	Registration Statement (Form S-8 No. 333-112677) pertaining to the Input/Output, Inc. 2003 Employee Stock Option Plan,

3.	Registration Statement (Form S-8 No. 333-125655) pertaining to the Input/Output, Inc. 2004 Long‑Term Incentive Plan,

4.	Registration Statement (Form S-8 No. 333-135775) pertaining to the Input/Output, Inc. Second Amended and Restated Input/Output, Inc. 2004 Long-Term Incentive Plan,

5.	Registration Statement (Form S-3 No. 333-112263) of Input/Output, Inc.,

6.	Registration Statement (Form S-3 No. 333-123632) of Input/Output, Inc.,

7.	Registration Statement (Form S-8 No. 333-145274) pertaining to the Third Amended and Restated Input/Output, Inc. 2004 Long-Term Incentive Plan,

8.	Registration Statement (Form S-8 No. 333-155378) pertaining to the Fourth Amended and Restated 2004 Long-Term Incentive Plan and the ARAM Systems Employee Inducement Stock Options Program,

9.	Registration Statement (Form S-3 No. 333-159898) of ION Geophysical Corporation,

10.	Registration Statement (Form S-8 No. 333-167943) pertaining to the Fifth Amended and Restated 2004 Long-Term Incentive Plan and the ION Geophysical Corporation Employee Stock Purchase Plan,

11.	Registration Statement (Form S-3 No. 333-166200) of ION Geophysical Corporation,

12.	Registration Statement (Form S-8 No. 333-176046) pertaining to the Sixth Amended and Restated 2004 Long-Term Incentive Plan,

13.	Registration Statement (Form S-8 No. 333-190474) pertaining to the 2013 Long-Term Incentive Plan,

14.	Registration Statement (Form S-4 No. 333-194110) of ION Geophysical Corporation,

15.	15. Registration Statement (Form S-8 No. 333-209707) pertaining to the 2013 Long-Term Incentive Plan,

16.	Registration Statement (Form S-3 No. 333-213769) of ION Geophysical Corporation,

17.	Registration Statement (Form S-3 No. 333-223053) of ION Geophysical Corporation, and

18.	Registration Statement (Form S-8 No. 333-229311) pertaining to the Third Amended and Restated 2013 Long-Term Incentive Plan.
/s/ GRANT THORNTON LLP
Houston, Texas
November 8, 2019